EXHIBIT 11.0

                        COMPUTATIONS OF EARNINGS PER SHARE

                               Three Months Ended

                                  June 30, 1997



                                                                     Less
                            Total Shares       Unallocated       Shares Used For
                            Outstanding        ESOP Shares      EPS Calculation
                            -----------        -----------      ---------------
    March 31, 1997            1,079,285           76,321           1,002,964
    April 30, 1997            1,039,285           76,321             962,964
    May 31, 1997              1,025,321           76,321             949,000
    June 30, 1997             1,025,321           76,321             949,000

               Weighted average number of shares outstanding for the quarter ended June 30, 1997, for earnings per share calculation (before effects of dilution) 965,982


               Earnings Per Share Before
               Effects of Dilution:      =        $190,911 (net income)/965,982
                                         =        $ .20 per share

      Stock options outstanding at June 30, 1997:  101,321

      Stock price for three month period:
                    High:  $18.375     Low: $17.75     Average: $17.625
                                Beginning:  $17.75     Ending:  $18.00

      Exercise price of stock options:  $14.125 per share

The potential dilution from stock options is less than 20% of the number of common shares outstanding and the market price of the common stock exceeded the exercise price for all months of the period. Therefore, the treasury stock method was used for calculating the dilutive effects of the common stock equivalents (stock options).

Primary Earnings Per Share

Under the treasury stock method, for primary earnings per share, it is assumed that all of the outstanding options are exercised at their exercise price and the cash proceeds received by the Company are used to purchase treasury shares at the average market price of the common stock for the quarter. The difference in the number of shares that could be purchased under this assumption and the total number of stock options is added to the weighted average number of shares outstanding for the quarter to calculate "Earnings Per Common Share and Common Stock Equivalents".

Additional shares to be added
to common shares outstanding     =    101,321 - [(101,321 * $14.125)/$17.625]
                                 =    101,321 - 81,201
                                 =    20,120 shares

Primary Earnings Per Share       =    $190,911 (net income) / 965,982 + 20,120
                                 =    $190,911 / 986,102
                                 =    $.19 per share


Fully Diluted Earnings Per Share

Under the treasury stock method, for fully diluted earnings per share, it is assumed that all of the outstanding options are exercised at their exercise price and the cash proceeds received by the Company are used to purchase treasury shares at the ending market price of the common stock for the quarter. The difference in the number of shares that could be purchased under this assumption and the total number of stock options is added to the weighted average number of shares outstanding for the quarter to calculate "Earnings Per Common Share Assuming Full Dilution".

Additional shares to be added
to common shares outstanding        =   101,321 - [(101,321 * $14.125)/$18.00]
                                    =   101,321 - 79,509
                                    =   21,812 shares

Fully Diluted Earnings Per Share    =   $190,911 (net income) / 965,982 + 21,812
                                    =   $190,911  / 987,794
                                    =   $.19 per share

The dilution in earnings per share from all potential dilution is less than 3% [$.20 per share assuming no dilution compared to $.19 per share assuming full dilution.] Therefore, the effects of dilution are considered not material and only a single earnings per share is presented in the income statement - "Earnings Per Common Share".

                       COMPUTATIONS OF EARNINGS PER SHARE

                                Nine Months Ended

                                  June 30, 1997

                                                 Less
                           Total Shares       Unallocated     Shares Used For
                          Outstanding        ESOP Shares      EPS Calculation
                          -----------        -----------      ---------------
  September 30, 1996        1,079,285           76,321          1,002,964
  October 31, 1996          1,079,285           76,321          1,002,964
  November 30, 1996         1,079,285           76,321          1,002,964
  December 31, 1996         1,079,285           76,321          1,002,964
  January 31, 1997          1,079,285           76,321          1,002,964
  February 28, 1997         1,079,285           76,321          1,002,964
  March 31, 1997            1,079,285           76,321          1,002,964
  April 30, 1997            1,039,285           76,321            962,964
  May 31, 1997              1,025,321           76,321            949,000
  June 30, 1997             1,025,321           76,321            949,000

            Weighted average number of shares outstanding for the
            nine months  ended June 30,  1997,  for  earnings per
            share   calculation   (before  effects  of  dilution)
            988,171

            Earnings Per Share Before
            Effects of Dilution:      =        $559,934 (net income)/988,171
                                      =        $ .57 per share

              Stock options outstanding at June 30, 1997:    101,321

              Stock price for nine month period:
                             High:  $19.00     Low: $14.75     Average: $16.962
                                        Beginning:  $15.50     Ending:  $18.00

              Exercise price of stock options:  $14.125 per share

The potential dilution from stock options is less than 20% of the number of common shares outstanding and the market price of the common stock exceeded the exercise price for all months of the period. Therefore, the treasury stock method was used for calculating the dilutive effects of the common stock equivalents (stock options).

Primary Earnings Per Share

Under the treasury stock method, for primary earnings per share, it is assumed that all of the outstanding options are exercised at their exercise price and the cash proceeds received by the Company are used to purchase treasury shares at the average market price of the common stock for the quarter. The difference in the number of shares that could be purchased under this assumption and the total number of stock options is added to the weighted average number of shares outstanding for the quarter to calculate "Earnings Per Common Share and Common Stock Equivalents".

Additional shares to be added
to common shares outstanding      =     101,321 - [(101,321 * $14.125)/$16.962]
                                  =     101,321 - 84,374
                                  =     16,947 shares

Primary Earnings Per Share        =     $559,934 (net income) / 988,171 + 16,947
                                  =     $559,934 / 1,005,118
                                  =     $.56 per share


Fully Diluted Earnings Per Share

Under the treasury stock method, for fully diluted earnings per share, it is assumed that all of the outstanding options are exercised at their exercise price and the cash proceeds received by the Company are used to purchase treasury shares at the ending market price of the common stock for the quarter. The difference in the number of shares that could be purchased under this assumption and the total number of stock options is added to the weighted average number of shares outstanding for the quarter to calculate "Earnings Per Common Share Assuming Full Dilution".

Additional shares to be added
to common shares outstanding        =   101,321 - [(101,321 * $14.125)/$18.00]
                                    =   101,321 - 79,509
                                    =   21,812 shares

Fully Diluted Earnings Per Share    =   $559,934 (net income) / 988,171 + 21,812
                                    =   $559,934  / 1,009,983
                                    =   $.55 per share


The dilution in earnings per share from all potential dilution is less than 3% [$.57 per share assuming no dilution compared to $.55 per share assuming full dilution]. Therefore, the effects of dilution are considered not material and only a single earnings per share is presented in the income statement - "Earnings Per Common Share".